UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013 (May 3, 2013)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2013, Louis A. Simpson, a member of the Board of Directors (the “Board”) of Chesapeake Energy Corporation (the “Company”) and the chairman of the Board’s Nominating, Governance and Social Responsibility Committee (the “Nominating Committee”), tendered a letter of resignation from the Board, which was accepted by the Board.  There was no disagreement between Mr. Simpson and the Company on any matter relating to the Company’s operations, policies or practices.  The Board appointed R. Brad Martin to replace Mr. Simpson as chairman of the Nominating Committee.  Mr. Martin will no longer serve on the Audit Committee but will continue to serve on the Compensation Committee.

Also on May 3, 2013, the Board appointed Thomas L. Ryan to the Board to fill the vacancy created by the resignation of Mr. Simpson, and appointed him to serve as a member of the Audit Committee. Mr. Ryan was recommended by the Company’s largest shareholder, Southeastern Asset Management, Inc.  The Company is aware of no other arrangement or understanding between Mr. Ryan and any other person pursuant to which he was appointed as a director. Mr. Ryan has no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

Mr. Ryan will receive compensation that is commensurate with that received by the Company’s other non-management directors, although his annual cash retainer and restricted stock grants will be pro rated to reflect his term of service in 2013. For their service on the Board, the Company’s non-management directors receive total annual compensation of approximately $350,000, comprised of a $100,000 annual cash retainer and annual restricted stock awards with an aggregate grant date fair value of approximately $250,000. Directors are reimbursed for travel and other expenses directly related to their service as directors. In addition, each newly appointed director is awarded 10,000 shares of the Company’s common stock, which may be unrestricted. Restricted stock awards vest 25% immediately upon award and 25% on the grant date anniversary in each of the three years following the date of award. Unvested shares of restricted stock vest on the date of a non-management director’s termination of service as a director, unless the director is removed for cause. Non-management directors are eligible to defer any or all of their annual retainers through the Chesapeake Energy Corporation Deferred Compensation Plan for Non-Employee Directors (the “DCP”) on a tax-deferred basis. Deferrals into the DCP are not matched or subsidized by the Company nor are they eligible for above-market or preferential earnings.

The Company has also entered into a standard indemnity agreement with Mr. Ryan, a form of which was filed with the SEC on June 27, 2012 as Exhibit 10.3 to the Company’s Current Report on Form 8-K. Pursuant to this agreement, subject to the exceptions and limitations provided therein, the Company will indemnify Mr. Ryan for obligations he may incur in his capacity as a director, as authorized by the Company’s restated certificate of incorporation.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On May 3, 2013, the Company issued a press release announcing the resignation of Mr. Simpson from the Board and appointment of Mr. Ryan to the Board, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  See "Exhibit Index" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:                      May 3, 2013

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated May 3, 2013